UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2025

Bowhead Specialty Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42111	87-1433334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
452 Fifth Avenue New York, New York 10018
(Address of principal executive offices)
(212) 970-0269
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
On November 26, 2025 (the “Effective Date”), Bowhead Specialty Holdings Inc. (the “Company”), entered into a senior revolving credit agreement (the “Credit Agreement”) with the lenders and issuing banks party from time to time thereto and with PNC Bank, National Association (“PNC”), as administrative agent (the “Administrative Agent”). The Credit Agreement provides for a senior secured revolving credit facility in the aggregate principal amount of $35 million (the “Revolving Credit Facility”). Subject to certain customary conditions, the Company may borrow funds available under the Revolving Credit Facility, on a revolving basis, in the form of revolving loans (including swing line loans) or letters of credit, until the Maturity Date (as defined below). Proceeds of revolving loans (including swing line loans) and letters of credit will be used to finance general corporate purposes (including to fund future growth, for working capital needs, to fund capital expenditures, and/or to refinance, redeem or repay indebtedness) of the Company and its subsidiaries. No borrowings under the Revolving Credit Facility were made on the Effective Date.
The principal amount of any revolving loans, if any, under the Revolving Credit Facility will bear interest at a rate per annum equal to, at the Company’s option, either at (i) a Term SOFR-based rate (with such customary provisions under the Credit Agreement providing for the replacement of Term SOFR with any successor rate) plus an applicable margin of 1.75% or (ii) an alternate base rate plus an applicable margin of 0.75%. Unutilized commitments under the Revolving Credit Facilities are subject to a per annum fee equal to 0.25%. The Company is also required to pay a letter of credit fronting fee to each issuing bank equal to 0.125% per annum of the amount available to be drawn under each such letter of credit (which fronting fee shall not accrue during any day on which PNC is the only lender under the Revolving Credit Facility), as well as a letter of credit fee to all lenders under the Revolving Credit Facility equal to the applicable margin for Term SOFR times the average daily amount available to be drawn under all outstanding letters of credit. The Company is also required to pay certain customary agency fees.
The Revolving Credit Facility is not subject to amortization and will mature on, and all obligations thereunder shall become due and payable and all commitments thereunder will terminate, on the earlier of (x) November 26, 2027 and (y) the date that is ninety-one (91) days prior to the earliest date any MGA Agreement (as defined in the Credit Agreement) will terminate by its terms as a result of any party to any such agreement providing a notice of termination to any other party thereunder (unless a replacement arrangement is entered into in accordance with the applicable terms of the Credit Agreement prior to such date).
The obligations under the Credit Agreement are secured by a first-priority lien on substantially all assets of the Company, subject to certain exceptions and exclusions.
If at any time the aggregate amount of outstanding revolving borrowings, unreimbursed letter of credit drawings and undrawn letters of credit under the Revolving Credit Facility exceeds the aggregate commitments in respect thereof, the Company is required to repay outstanding revolving borrowings and/or cash collateralize letters of credit.
The Credit Agreement contains usual and customary affirmative and negative covenants for facilities and transactions of this type and that, among other things, restrict the Company and its subsidiaries’ ability to, among other things, incur additional indebtedness, create liens, consolidate or merge, make acquisitions and other investments, make loans or advances, declare or pay certain dividends or distributions on the Company’s stock, redeem or repurchase shares of the Company’s stock, and engage in transactions with affiliates. These covenants, along with those not listed, are subject to a number of qualifications and limitations, each of which are set forth in the Credit Agreement.
The Credit Agreement also contains financial covenants which include, (i) a limit on maximum total debt equal to 35% of the Company’s total capitalization, (ii) an annual requirement for the Company’s domestic regulated insurance subsidiaries to each maintain a risk-based capital ratio of at least 400% of the “Authorized Control Level RBC” requirements prescribed by the applicable state insurance regulatory authorities, and (iii) a minimum Consolidated Net Worth (as defined in the Credit Agreement), as of the end of each of its fiscal quarters ending on or after the Effective Date, at least equal to the sum of (x) $319,115,000 plus (y) for each fiscal quarter through the term of the Credit Agreement commencing with the fiscal quarter of the Company ending December 31, 2025, an amount equal to fifty percent (50%) of the Consolidated Net Income (as defined in the Credit Agreement) for each such ended fiscal quarter (if positive) plus (z) an amount equal to fifty percent (50%) of the net cash proceeds received by the Company or any of its subsidiaries from the issuance of any of its equity interests issued during the period from, and including, October 1, 2025 through the end of such fiscal quarter.
The Credit Agreement provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, certain material events with respect to insurance licenses of the Company’s regulated insurance subsidiaries and certain events of bankruptcy or insolvency involving the Company and its material subsidiaries.

The Credit Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the terms of the Credit Agreement is qualified in its entirety by reference to such exhibit hereto.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Senior Revolving Credit Agreement, dated as of November 26, 2025, among Bowhead Specialty Holdings Inc., the lenders and issuing banks party thereto from time to time, and PNC Bank, National Association, as administrative agent, an issuing bank and swingline lender.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 1, 2025

By:	/s/ H. Matthew Crusey
Name:	H. Matthew Crusey
Title:	General Counsel and Secretary